Exhibit 5.1

Client: 92916-00007

May 7, 2012

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite
Littleton, Colorado 80120

Re:       Thompson Creek Metals Company Inc.
Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Thompson Creek Metals Company Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-170232) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)        the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”);

(ii)       guarantees of the Debt Securities by certain subsidiaries and affiliates of the Company (the “Guarantors”) (the “Debt Securities Guarantees”);

(iii)      shares of the Company’s common stock, no par value (the “Common Stock”);

(iv)     shares of the Company’s first preferred stock, no par value (the “Preferred Stock”);

(v)      depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(vi)     contracts for the purchase or sale of Common Stock (the “Purchase Contracts”);

(vii)    warrants for the purchase of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(viii)   units of the Company comprised of any combination of Common Stock, Purchase Contracts, Debt Securities or Debt Securities Guarantees or other securities (the “Units”).

The Debt Securities, Debt Securities Guarantees, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants, and Units are collectively referred to herein as the “Securities.”  The Senior Debt Securities are to be issued under an indenture entered into among the Company and Wells Fargo Bank, National Association (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”). The Senior Subordinated Debt Securities are to be issued under an indenture entered into among the Company and Trust Company, as indenture trustee (the “Senior Subordinated Base Indenture”).  The Junior Subordinated Debt Securities are to be issued under an indenture entered into among the Company and Trust Company, as indenture trustee (the “Junior Subordinated Base Indenture,” and together with the Senior Base Indenture and the Senior Subordinated Base Indenture, the “Base Indentures”). The Debt Securities Guarantees are to be issued pursuant to one or more supplemental indentures to the respective Base Indenture to be entered into among the Company, the Guarantors and the Trust Company.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities and Debt Securities Guarantees, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others. In arriving at the opinions expressed below, we have examined (i) the opinion of McDermott, Will & Emery LLP, filed as Exhibit 5.1 on October 29, 2010, to the Company’s Registration Statement on Form S-3, covering the Debt Securities and Warrants registered on such Registration Statement; and (ii) the opinion of Goodmans, filed as Exhibit 5.2 on October 29, 2010, to the Company’s Registration Statement on Form S-3, covering the Common Stock,

Preferred Stock, Depositary Shares, and stock Purchase Contracts registered on such Registration Statement.

We are not admitted or qualified to practice law in the State of Nevada or the Canadian Provinces of British Colombia or Yukon.  Therefore, we have relied upon the opinion of Brownstein Hyatt Farber & Schreck, LLP with respect to matters governed by the laws of the State of Nevada, Goodmans, with respect to matters governed by the laws of British Colombia, Canada, and Lackowicz & Hoffman LLP, with respect to matters governed by the laws of Yukon, Canada.

We have assumed without independent investigation that:

(i)    at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)   at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)  all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)  at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 and 2 below) shall have been duly completed and shall remain in full force and effect;

(v)   upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its articles of incorporation and other relevant documents;

(vi)  in the case of the Debt Securities and the Debt Securities Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1

shall have been properly filed with the Commission and the Base Indenture and any supplemental indentures setting forth the terms of the Debt Securities Guarantees shall have been duly executed and delivered by the Company and all other parties thereto and, to the extent required, duly qualified under the TIA; and

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and each Guarantor and duly executed and delivered by the Company and each Guarantor and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to any Debt Securities Guarantees, when:

a.               the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.              any such supplemental indenture has been duly executed and delivered by the Company, the Guarantors and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.               such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

2.     With respect to any Units, when:

a.               the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.              the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.               the Units have been duly executed (in the case of certificated Units)  and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the State of Colorado.  This opinion is limited to the effect of the current state of the laws of the State of New York and the State of Colorado and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.    The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any purported fraudulent transfer “savings” clause, (iv) any provision waiving the right to object to venue in any court, (v) any agreement to submit to the jurisdiction of any Federal court, or (vi) any waiver of the right to jury trial.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such

Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/Gibson, Dunn & Crutcher LLP